Exhibit 99.1

FOR IMMEDIATE RELEASE

UPAY Inc. and Huntpal LLC. agree to a Memorandum of Understanding and Joint Veture Agreement.

Dallas, Texas 10/3/2023 – (GLOBE NEWSWIRE) -- UPAY Inc. (“UPAY” or the “Corporation” or the “Company”) (OTCQB: UPYY).

UPAY Inc., a leading corporation in the fintech sector, is pleased to announce its involvement and future plans in connection with Huntpal LLC.  pursuant a Memorandum of Understanding and Joint Veture agreement between UPAY and Huntpal LLC.

Huntpal LLC specializes in all-inclusive bucket-list hunting and adventure travel packages for Americans wanting to travel to Africa. Huntpal LLC will offer US hunters all-inclusive hunting trips to Southern Africa, but also plans to expand to other continents over time.  Through its South African founders’ continuous involvement, Huntpal (Pty) Ltd. maintains strong connections within the hunting industry in South Africa and has existing relationships with local service providers and sales channel partners in South Africa.

UPAY Inc. has developed a cutting-edge, consumer facing website and booking platform for Huntpal LLC, that allows U.S. hunters to seamlessly buy dream hunting trips across Southern Africa. Huntpal LLC will then fulfil the service through Huntpal (Pty) Ltd in South Africa with its growing network of reputable hunting destinations, outfitters, professional hunters and other industry related service providers, to ensure a hassle-free experience for outdoor enthusiasts. This venture strengthens Huntpal LLC to potentially grow into a key player in the African hunting industry.

Huntpal LLC plans to l deliver exceptional hunting experiences while leveraging UPAY's resources and expertise to further enhance its services. This strategic partnership will mark a pivotal moment for both companies, uniting their shared passion for adventure, technology and wildlife conservation. The company will further demonstrate its commitment to corporate responsibility by actively participating in local South African feeding schemes, made possible through sustainable venison harvesting. Additionally, our contributions to the local economy and African conservation initiatives will play a vital role in supporting these efforts.

"We are thrilled to be joining forces with Huntpal LLC and expanding our presence in the hunting and outdoor adventure sector. This partnership aligns perfectly with our mission to offer unique and unforgettable experiences to customers, while also contributing to wildlife conservation efforts and local feeding schemes in Africa “said Jaco Fölscher, CEO of UPAY Inc.

Huntpal's CEO, Martin van Heerden, also enthusiastically expressed his thoughts on the partnership, saying, "We firmly believe that UPAY Inc.'s technology and resources will empower us to grow through accessibility, convenience and improved payment options for hunting trips in Africa. This will undoubtedly grow our reach to the US market and beyond and benefit both our customers and our extensive network of hunting destinations."

The collaboration between UPAY Inc. and Huntpal LLC represents a significant milestone in the evolution of the hunting industry, combining technological innovation with the thrill of adventure and the preservation of wildlife. Together, they are poised to redefine the hunting experience for enthusiasts across the United States and beyond.

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CONTACT INFORMATION
UPAY INC.
info@upaytechnology.com

About UPAY Inc.: UPAY Inc. is a forward-thinking US public company with fintech and other industry-related holdings, dedicated to providing cutting-edge financial solutions to its clients. With a focus on innovation and user-centric design, UPAY remains on the bleeding edge of innovation in the technology sector.

About Huntpal LLC: Huntpal LLC, based in Florida, offers a user-friendly platform for booking exceptional hunting trips in Africa. We focus on connecting U.S. hunters with reputable destinations and services across the continent. Our commitment to responsible hunting and conservation ensures memorable experiences while preserving Africa's wildlife. Join us for unforgettable African hunts!

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of UPAY, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.